UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2016

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-33938	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

TESSCO Technologies Incorporated (the "Company") held its Annual Meeting of Shareholders on July 26, 2016 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company approved the Third Amended and Restated 1994 Stock and Incentive Plan (the “Third Amended and Restated 1994 Plan”), as noted in Item 5.07 below.  The Third Amended and Restated 1994 Plan reflects amendments to, and the amendment and restatement of, the Second Amended and Restated 1994 Stock and Incentive Plan, as previously amended, to among other things, extend the date through which new awards may be granted to July 21, 2021 and increase the maximum number of shares available for award by 650,000, to 4,203,125.

The preceding summary is not complete and is qualified in its entirety by reference to the Third Amended and Restated 1994 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 5.07. Submission of  Matters to a  Vote of  Security  Holders.

As noted above, the Company’s Annual Meeting was held on July 26, 2016, at its offices in Timonium, Maryland. Of the 8,309,241 shares of common stock outstanding as of the record date for the Annual Meeting, 7,834,620 shares, or 94.3% of the total shares eligible to vote at the Annual Meeting, were represented in person or by proxy. Four proposals were properly submitted to the shareholders for a vote at the Annual Meeting. These proposals are described as Proposal Nos. 1, 2,  3 and 4 in the Definitive Proxy Statement for the Annual Meeting filed by the Company with the Securities and Exchange Commission in anticipation of the Annual Meeting. No other proposals were properly presented for a vote at the Annual Meeting. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast "for" or "against" each matter and the number of abstentions and broker non-votes with respect to each matter, both in person and by proxy.

Proposal No.1 - Election of Directors. Each of Robert B. Barnhill, Jr., Jay G. Baitler, John D. Beletic, Benn Konsynski, Ph.D, Dennis J. Shaughnessy and Morton F. Zifferer, Jr. were elected to serve as a member of the Board of Directors of the Company for a term expiring at the Annual Meeting of Shareholders to be held in 2017 and until his successor is duly elected and qualified, as follows:

Director	Votes FOR	Votes WITHHELD	Broker Non-Votes
Robert B. Barnhill, Jr.	6,844,581	76,923	913,116
Jay G. Baitler	6,848,960	72,544	913,116
John D. Beletic	6,842,661	78,843	913,116
Benn Konsynski, PH.D	6,837,261	84,243	913,116
Dennis J. Shaughnessy	6,845,761	75,743	913,116
Morton F. Zifferer, Jr.	6,842,861	78,643	913,116

Proposal No.2 - Ratify Independent Registered Public Accountants. The appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for fiscal year 2017 was ratified, as follows:

FOR	7,822,498
AGAINST	7,421
ABSTAIN	4,701

Proposal No.3 - Third Amended and Restated 19940 Plan. The shareholders voted to approve the Third Amended and Restated 1994 Plan, as follows:

FOR	5,927,372
AGAINST	981,657
ABSTAIN	12,475
BROKER NON-VOTES	913,116

Proposal No.4 – Approval of Third Amended and Restated 1994 Plan for Purposes of Section 162(m). The shareholders voted to approve the specific performance criteria of the Third Amended and Restated 1994 Plan for purposes of Section 162(m) of the Internal Revenue Code, as follows:

FOR	5,944,399
AGAINST	964,430
ABSTAIN	12,675
BROKER NON-VOTES	913,116

ITEM 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	TESSCO Technologies Incorporated Third Amended and Restated 1994 Stock and Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric M. Spitulnik
Aric M. Spitulnik
Senior Vice President, Chief Financial Officer, and Corporate Secretary

Dated: July 27, 2016

Exhibit Index

Exhibit No.	Description
10.1	TESSCO Technologies Incorporated Third Amended and Restated 1994 Stock and Incentive Plan.